EXHIBIT  22


SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.



COMPANY NAME                       STATE OF INCORPORATION
------------                       ----------------------

FIRST ALBANY CORPORATION                     NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION    NEW YORK

NORTHEAST BROKERAGE SERVICES CORPORATION     NEW YORK